US SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Preliminary Offering Circular dated June 22, 2026

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission (the “SEC”). The information contained in this Offering Circular is subject to completion, revision, or amendment. These securities may not be sold, and offers to purchase may not be accepted, until the Offering Statement filed with the SEC has been qualified. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to buy these securities in any jurisdiction where such offer, solicitation, or sale would be unlawful prior to registration, qualification, or compliance with applicable securities laws. We may satisfy our obligation to deliver a final Offering Circular by providing notice to investors within two business days following the completion of a sale. Such notice will include the internet address (URL) where the final Offering Circular, or the Offering Statement containing the final Offering Circular, may be accessed.

OBSIDIAN PRIME INC.

(Exact name of issuer as specified in its charter)

3130 Balfour Rd. Suite D

Brentwood, CA 94513

(310) 684-3844

c.stephens@theobsidianprime.com

Employer Identification Number

99-1086213

Investors may purchase equity in OBSIDIAN PRIME INC. at a price of $1.00 per share.

Each share is offered at a purchase price of $1.00. The minimum investment is $1.00, representing the purchase of one share. The shares being offered are Common Stock.

Maximum Offering Amount: 75,000,000 shares

Maximum Aggregate Offering: $75,000,000

OBSIDIAN PRIME INC. ("Obsidian Prime," the "Company," "we," "us," or "our"), a California corporation, is offering up to 75,000,000 shares of its Common Stock (the "Offered Shares") at a purchase price of $1.00 per share.

The shares offered pursuant to this Offering Circular are Common Stock. Holders of Common Stock are entitled to voting rights as provided in the Company’s Articles of Incorporation, Bylaws, and applicable California law. The Company currently has a single class of Common Stock being offered pursuant to this public offering. No preferred stock is currently issued or outstanding unless otherwise disclosed elsewhere in this Offering Circular.

Investors should carefully review this Offering Circular to understand the rights, preferences, restrictions, and limitations associated with ownership of the Offered Shares.

To purchase shares of the Company, investors will be required to provide payment and certain personal identifying information necessary to establish and maintain shareholder records. Such information will be maintained in the Company's shareholder records and capitalization table in accordance with applicable laws and regulations.

We are committed to transparency and believe that informed investors make better investment decisions. Our goal is to provide clear and accurate information regarding our business, operations, and objectives. If you have any questions regarding this Offering Circular or would like additional information about the Company, please contact us using the information provided herein.

Investing in OBSIDIAN PRIME

OBSIDIAN PRIME INC. is pleased to offer investors the opportunity to become shareholders in the Company through this cash-based investment offering.

Cash for Equity

Individuals may acquire shares of the Company through direct cash investments at the offering price described in this Offering Circular.

Benefits of Investing

By participating in this offering, investors become shareholders of OBSIDIAN PRIME INC. and have the opportunity to participate in the future growth and development of the Company.

Shares are being offered at a purchase price of $1.00 per share.

Prospective investors should carefully consider the risks associated with an investment in the Company and evaluate their investment objectives, financial circumstances, and risk tolerance before investing. Investors are encouraged to consult with their legal, tax, accounting, and financial advisors before making an investment decision.

We appreciate your interest in OBSIDIAN PRIME INC. and thank you for considering this investment opportunity.

The Company is offering shares of its Common Stock. These shares provide voting rights as set forth in the Company’s Articles of Incorporation, Bylaws, and applicable California law, and are entitled to dividend and liquidation rights as provided under the Company’s governing documents and applicable law.

These securities are speculative and involve a high degree of risk. An investment in the Company's securities should be considered only by persons who can afford the loss of their entire investment. See the section entitled "Risk Factors" beginning on page 4 of this Offering Circular.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THIS OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF THIS OFFERING CIRCULAR OR ANY OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The Company is utilizing the Offering Circular disclosure format available under Regulation A of the Securities Act of 1933, as amended.

No public market currently exists for the Company's securities, and the Company's shares are not listed or traded on any national securities exchange or stock market.

An investment in the Company's securities involves a high degree of risk. Prospective investors should carefully review the Risk Factors section before making an investment decision.

	a single cash per share	Total Maximum
Public Offering Price (1)(2)(4)	$ 1.00	75,000,000
Underwriting Discounts and Commissions (3)	$ 0.00	0
Consideration to Company	$ 1.00	75,000,000

  The Company is conducting this offering on a continuous basis as described in the section entitled "Plan of Distribution."

  This is a self-directed, best-efforts offering. The Company is offering its securities directly to investors and may accept subscriptions through online or other approved channels. Cash investments will be accepted in accordance with the terms of this Offering Circular. The Company reserves the right to accept or reject any subscription, in whole or in part, for any lawful reason. Proceeds received from accepted subscriptions will be used for the purposes described under "Use of Proceeds" in this Offering Circular. For additional information regarding the investment process, please refer to the section entitled "Procedures for Investing."

  The Company is offering these securities without an underwriter.

  The amounts shown do not include estimated offering expenses that may be incurred in connection with this offering. The Board of Directors has determined the offering price of $1.00 per share in its sole discretion based upon a variety of factors, including the Company's business plan, capital requirements, market conditions, and management's assessment of the Company's prospects. The offering price does not necessarily bear any relationship to the Company's assets, book value, net worth, earnings, or any other established measure of value and should not be considered indicative of the actual value of the Company's securities.

Investor Funds

This offering will accept cash investments from subscribers. There is no minimum offering amount and no escrow agent will be utilized. Investor funds will be deposited directly into an account designated by the Company and, upon acceptance of a subscription, may be used in accordance with the Use of Proceeds.

The Company is offering its securities on a best-efforts basis, and there is no minimum offering amount required. Upon acceptance of a subscription by the Company, investor funds will be handled in accordance with the procedures described in this Offering Circular.

Subscriptions accepted by the Company are generally irrevocable except as required by applicable law or as otherwise described in this Offering Circular. The Board of Directors, in its sole discretion, reserves the right to accept or reject any subscription, in whole or in part, for any lawful reason.

The securities offered pursuant to this Offering Circular are offered at a purchase price of $1.00 per share. The Company intends to use the proceeds received from accepted subscriptions for the purposes described under "Use of Proceeds."

Generally, no sale may be made to an investor in this offering if the aggregate purchase price paid by such investor exceeds 10% of the greater of the investor's annual income or net worth. Different standards apply to accredited investors and certain non-natural persons. Before making an investment, prospective investors should review Rule 251(d)(2)(i)(C) of Regulation A and consult with their professional advisors as appropriate.

Additional information regarding investing is available at www.investor.gov.

The offering of these securities will commence within two calendar days following the qualification of the Offering Statement by the Securities and Exchange Commission and will continue on an ongoing basis pursuant to Rule 251(d)(3)(i)(F) of Regulation A. This Offering is being conducted on a self-directed, "best-efforts" basis. The Company's officers and directors may participate in the offering of the securities on behalf of the Company but will not receive any commissions, compensation, or other remuneration for such activities. In conducting offering activities, the Company's officers and directors intend to rely upon the safe harbor from broker dealer registration provided by Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where such offer, solicitation, or sale would be unlawful prior to registration, qualification, or compliance with applicable securities laws. Shares offered pursuant to this Offering Circular will be issued in exchange for cash consideration at the offering price of $1.00 per share. Following acceptance of a subscription and receipt of payment, the Company intends to issue shares to investors as promptly as practicable in accordance with applicable laws and the procedures described in this Offering Circular.

Prospective investors should be aware that investment limitations may apply under Regulation A. In general, non-accredited investors are subject to certain investment limitations based upon their annual income or net worth. Different standards may apply to accredited investors and non-natural persons. Investors are encouraged to review Rule 251(d)(2)(i)(C) of Regulation A and consult their professional advisors before investing.

The securities offered hereby are speculative and involve a high degree of risk. Prospective investors should carefully review this Offering Circular, including the section entitled "Risk Factors," before making an investment decision.

The date of this Offering Circular is June 22, 2026.

IMPORTANT NOTICE

No money or other consideration is being solicited, and if sent in response, will not be accepted. No offer to buy securities can be accepted and no part of the purchase price can be received until the offering statement filed by the Company with the Securities and Exchange Commission is qualified. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the qualification date

Table of Contents

IMPORTANT NOTICE

RISK FACTORS

BUSINESS

INDUSTRY OVERVIEW

TARGET MARKET

COMPETITIVE LANDSCAPE

TECHNOLOGY PLATFORM

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

MANAGEMENT

EXECUTIVE COMPENSATION

PRINCIPAL SHAREHOLDERS

DILUTION

USE OF PROCEEDS

PLAN OF DISTRIBUTION

TRANSFER AGENT

SUBSCRIPTION PROCEDURES

LIQUIDITY

FINANCIAL STATEMENTS

PART III - EXHIBITS

RISK FACTORS

An investment in the Company's securities involves a high degree of risk. You should carefully consider the following risk factors, together with all other information contained in this Offering Circular, before making an investment decision.

FUTURE CAPITAL REQUIREMENTS

The Company may require additional capital in the future to expand its operations. There can be no assurance that additional financing will be available on acceptable terms, if at all. If additional capital is not available, the Company may be required to scale back or discontinue operations.

DEVELOPMENT STAGE AND LACK OF OPERATING HISTORY

Obsidian Prime Inc. is an early-stage technology company with limited operating history. The Company has not yet launched its platform commercially. As a result, there is limited historical information upon which to evaluate the Company's business, prospects, or likelihood of success.

NO REVENUE AND GOING CONCERN UNCERTAINTY

The Company has not generated revenue since inception and has not commenced commercial operations. As disclosed in the audited financial statements, the Company will require additional capital to fund platform development, marketing initiatives, and general operating activities. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue operations will depend upon its success in raising capital and implementing its business plan.

UNPROVEN BUSINESS MODEL

The Company's business model is based on developing a performance-based marketing and crowdsourcing platform. This model has not yet been implemented by the Company at scale. There can be no assurance that merchants or affiliates will adopt the platform or that sufficient transaction volume will be generated to support revenue.

PLATFORM DEVELOPMENT RISK

The Company's success depends on its ability to design, develop, and deploy a functional and scalable digital platform. The platform is currently under development. Delays, technical challenges, or cost overruns could materially impact the Company's ability to launch and operate its platform.

DEPENDENCE ON USER ADOPTION

The Company's business model depends on attracting both merchants and affiliates. If the Company fails to attract a sufficient number of users or fails to achieve adequate transaction activity, the Company may not generate meaningful revenue.

HIGHLY COMPETITIVE INDUSTRY

The Company operates in a highly competitive industry that includes established digital advertising platforms, affiliate marketing networks, and influencer marketplaces. Many competitors have significantly greater financial resources, brand recognition, and user bases than the Company.

RELIANCE ON A SINGLE OFFICER AND DIRECTOR

The Company is currently managed by a single officer and director, Cynthia Stephens. The loss of her services could have a material adverse effect on the Company's business and operations. The Company intends to expand its management team as capital is raised; however, there can be no assurance that qualified personnel will be available.

NO PUBLIC MARKET FOR SECURITIES

There is currently no public market for the Company's securities, and there can be no assurance that one will develop.

Investors may not be able to resell their securities and should be prepared to hold their investment indefinitely.

IMMEDIATE DILUTION

Investors in this offering will experience immediate dilution. The offering price per share exceeds the current net tangible book value per share of the Company's Common Stock.

BEST EFFORTS OFFERING WITH NO MINIMUM

The offering is being conducted on a "best efforts" basis with no minimum amount required to be raised. As a result, the Company may raise less than the maximum offering amount and may not have sufficient funds to fully implement its business plan. If the Company raises less than the maximum offering amount, it will scale operations proportionally.

NO ESCROW; NO MINIMUM OFFERING AMOUNT

This offering is being conducted on a "best efforts" basis with no minimum offering amount, and the Company will not utilize an escrow agent. Investor funds will be deposited directly into an account designated by the Company and, upon acceptance of a subscription, may be used immediately by the Company in accordance with the Use of Proceeds. Because there is no minimum and no escrow, investors have no assurance that any other investor will purchase shares, and funds are available to the Company as soon as a subscription is accepted rather than being held pending the achievement of any offering threshold.

REGULATORY AND COMPLIANCE RISKS

The Company's operations may be subject to various laws and regulations, including those relating to advertising, data privacy, consumer protection, and electronic payments. Changes in applicable laws or failure to comply with regulations could result in increased costs, penalties, or restrictions on the Company's operations.

INDEPENDENT CONTRACTOR CLASSIFICATION RISK

The Company intends to treat affiliates as independent contractors. Regulatory authorities may challenge this classification, which could result in liabilities, penalties, or additional costs if affiliates are reclassified as employees.

DATA PRIVACY AND TECHNOLOGY RISKS

The Company's platform is expected to process user data and transaction information. Security breaches, data loss, or failure to comply with data protection laws could harm the Company's reputation and result in legal liability.

USE OF PROCEEDS DISCRETION

The Company intends to use the net proceeds from this Offering to develop and commercialize its affiliate marketing platform, expand operations, recruit affiliates and merchants, and provide working capital for future growth. The following represents management's current estimate of the use of proceeds if the maximum offering amount is sold.

Platform Development and Technology Infrastructure – $30,000,000 (40%)

The Company intends to allocate a substantial portion of the proceeds toward the development, deployment, and enhancement of its technology platform, including:

• Software engineering and application development
• Mobile application development
• Cloud hosting, infrastructure, and cybersecurity
• Platform testing, quality assurance, and optimization
• Data analytics and reporting systems
• Technology licensing and integration services

Marketing and Merchant Acquisition – $22,500,000 (30%)

The Company intends to utilize proceeds to build brand awareness and acquire merchants and customers through:

• Digital advertising campaigns
• Search engine marketing and optimization
• Social media marketing
• Public relations and branding initiatives
• Strategic partnerships and business development
• Merchant onboarding and support programs

Affiliate Network Development – $7,500,000 (10%)

The Company intends to expand and support its affiliate marketing network through:

• Affiliate recruitment programs
• Training and educational resources
• Affiliate support and engagement initiatives
• Performance incentive programs
• Community development activities

Working Capital and General Corporate Purposes – $15,000,000 (20%)

The remaining proceeds are expected to be used for:

• Administrative and operational expenses
• Personnel recruitment and compensation
• Professional fees, including legal, accounting, and compliance costs
• Corporate governance and reporting requirements
• General working capital needs
• Strategic opportunities that may arise in the ordinary course of business

Management will retain broad discretion over the application of proceeds. Actual expenditures may vary depending on market conditions, operational requirements, strategic opportunities, and the amount of proceeds ultimately raised in this Offering. If less than the maximum offering amount is raised, the Company intends to prioritize platform development, regulatory compliance, and working capital requirements.

BUSINESS

Obsidian Prime Inc. is an early-stage technology company engaged in the business of marketing products and services on behalf of third-party businesses through a performance-based affiliate marketing network. The Company intends to develop and operate a digital platform that connects businesses seeking customer acquisition and promotion with independent affiliates who market products and services through online and offline channels. Affiliates are compensated based on measurable results such as sales, leads, or other performance metrics.

AFFILIATE COMMISSION STRUCTURE

Merchants list products or services on the platform and establish commission rates payable to affiliates. When a customer completes a transaction through an affiliate's referral link or promotional method, the merchant pays a commission to the Company. The Company retains a portion of the commission as a platform fee and distributes the remaining portion to the affiliate.

Affiliates are independent contractors and are not employees of the Company. The Company does not control the manner or means by which affiliates conduct their promotional activities.

PLATFORM DESCRIPTION

The Company intends to develop a scalable digital platform with functionality that may include:

  Merchant tools, including campaign creation, commission management, and performance analytics.

  Affiliate tools, including campaign discovery, referral tracking links, and conversion analytics.

  Tracking and attribution systems, including referral links, session identifiers, promotional codes, and transaction reporting systems.

The platform is expected to be developed in phases and may evolve over time based on user adoption, technological requirements, and market conditions.

REVENUE MODEL

The Company expects to generate revenue through multiple sources, including:

  Transaction-based commissions: A percentage of successful transactions generated through affiliate activity.

  Merchant subscription fees: Recurring fees for access to platform tools and services

  Premium services: Optional fees for enhanced campaign visibility, analytics, and data insights

The Company's ability to generate revenue will depend on successful platform development, merchant adoption, affiliate participation, and transaction volume.

DEVELOPMENT STAGE STATUS

Obsidian Prime Inc is an early-stage technology company with limited operating history. The likelihood of the Company's success must be considered in light of the risks, expenses, delays, and uncertainties frequently encountered by early-stage companies. There can be no assurance that the Company will successfully develop its platform, attract users, or achieve profitability.

COMMISSION FLOW EXAMPLE

A vendor lists a product and sets a commission rate. A customer purchases the product through an affiliate referral link. The vendor pays a commission to the platform. The platform retains a portion of the commission and distributes the remainder to the affiliate.

INDUSTRY OVERVIEW

Obsidian Prime operates within the performance marketing and digital advertising industry, which has grown rapidly with e-commerce, social media, and the creator economy.

TARGET MARKET

The Company focuses on newly formed businesses, small businesses, and growth-stage companies seeking cost-effective customer acquisition solutions. The Company's affiliate marketing network is designed to help businesses increase sales, generate leads, build brand awareness, and obtain market insights through performance-based marketing campaigns.

COMPETITIVE LANDSCAPE

The Company competes with affiliate networks, digital advertising platforms, and influencer marketplaces. The Company differentiates itself by focusing on newly formed businesses and integrating crowdsourced insights.

TECHNOLOGY PLATFORM

The Company intends to develop an online platform with vendor management tools, affiliate marketplace functionality, transaction tracking, reporting, and payment systems designed for scalability.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company is newly formed and has not generated revenue. Activities to date have consisted of organizational activities, business planning, and initial platform development. Management intends to focus on platform development, merchant and affiliate recruitment, and operational scaling during the first 24 months following this offering.

MANAGEMENT

Cynthia Stephens - Chief Executive Officer and Director

EXECUTIVE COMPENSATION

No compensation has been paid to date. Future compensation arrangements will be determined by the Board of Directors.

PRINCIPAL SHAREHOLDERS

As of the date of this Offering Circular, the Company has authorized 500,000,000 shares of Common Stock, no par value per share.

The Company has issued 10,000,000 shares of Common Stock to its founder, Cynthia Stephens, in consideration of cash contributions.

The following table sets forth information regarding beneficial ownership of the Company's outstanding Common Stock:

Name: Cynthia Stephens

Position: Chief Executive Officer and Director

Shares Beneficially Owned: 10,000,000

Percentage Ownership Before Offering: 100%

DILUTION

As of the date of this Offering Circular, the Company has 10,000,000 shares of Common Stock issued and outstanding and stockholders' equity of approximately $10,000. Based on 10,000,000 shares outstanding, the Company's net tangible book value is approximately $0.001 per share.

Investors purchasing shares in this Offering at $1.00 per share will incur immediate dilution of approximately $0.999 per share, representing the difference between the offering price per share and the net tangible book value per share of the Company's Common Stock immediately prior to the offering.

Upon completion of this Offering, existing stockholders will own a smaller percentage of the Company's outstanding shares and investors purchasing shares in this Offering may experience further dilution as a result of future issuances of equity securities by the Company.

USE OF PROCEEDS

The Company intends to use the net proceeds from this offering for the following purposes:

Platform Development (40% - $ 30,000,000): Design, development, testing, and deployment of the Company's digital platform, including software engineering, infrastructure, and security systems.

Marketing and Merchant Acquisition (30% - $ 22,500,000): Digital marketing campaigns, brand development, and outreach efforts to attract merchants and early users.

Affiliate Recruitment (10% - $ 7,500,000): Incentive programs and onboarding initiatives to build a base of independent affiliates and contributors.

Working Capital and General Corporate Purposes (20% - $ 15,000,000): Administrative expenses, legal and compliance costs, and general operational support.

The Company expects these funds to support operations for approximately 12-24 months. Actual allocation may vary depending on market conditions and operational needs.

PLAN OF DISTRIBUTION

The Company is offering the shares on a "best efforts" basis without the use of an underwriter. The offering will be conducted primarily through the Company's online platform and digital communications.

The Company may accept subscriptions directly from investors through its website or other authorized channels. Investors will be required to complete a subscription agreement and provide required personal and financial information necessary to determine eligibility under Regulation A.

There is no escrow agent and no minimum offering amount. Investor funds will be deposited directly into an account designated by the Company. Upon acceptance of a subscription by the Company, the Company may use the proceeds in accordance with the Use of Proceeds.

The Company may engage registered broker-dealers, or other intermediaries in the future; however, no such arrangements are currently in place. Any such engagement will be conducted in compliance with applicable securities laws and regulations.

The Company will comply with the investment limitations applicable to non-accredited investors under Regulation A. Non- accredited investors will be limited to investing no more than 10% of the greater of their annual income or net worth, as required by Rule 251(d)(2)(i)(C).

The Company will not utilize an escrow agent, and there is no minimum offering amount. The Company may raise substantially less than the maximum offering amount. If only a portion of the offering is completed, the Company will scale its operations accordingly and may not be able to fully execute its business plan.

TRANSFER AGENT

Colonial Stock Transfer Company, Inc.
66 Exchange Place
Salt Lake City, Utah 84111
Telephone: (801) 355-5740

Colonial Stock Transfer Company, Inc. has been engaged to serve as the Company's transfer agent and registrar. The transfer agent will maintain the Company's shareholder records, process stock issuances and transfers, maintain ownership records, and perform related transfer agent services in accordance with applicable federal and state securities laws.

SUBSCRIPTION PROCEDURES

Investors seeking to purchase shares in this offering will be required to complete and execute a subscription agreement and provide all requested information necessary to verify eligibility.

As part of the subscription process, investors will be required to:

  Provide identifying information for compliance with Know Your Customer (KYC) and anti-money laundering (AML) requirements.

  Certify whether they are accredited or non-accredited investors

  Represent that their investment does not exceed applicable investment limits under Regulation A

Subscriptions will be subject to acceptance by the Company. The Company reserves the right to accept or reject any subscription, in whole or in part, for any reason.

Investor funds will be transmitted directly to an account designated by the Company. There is no escrow agent and no minimum offering amount. Upon acceptance of a subscription by the Company, the funds may be used by the Company in accordance with the Use of Proceeds. If a subscription is rejected, investor funds will be returned without interest or deduction.

No subscription will be binding until accepted by the Company, and no securities will be issued until such acceptance.

The Company may utilize third-party payment processors or transfer agent systems to facilitate subscription processing: recordkeeping, and investor account management.

LIQUIDITY

There is currently no public market for the Company's securities. The Company does not currently intend to list its securities on a national securities exchange immediately following qualification of this Offering. However, the Company may evaluate the possibility of seeking a listing on a national securities exchange in the future if it satisfies applicable listing requirements and management determines that such a listing is in the best interests of the Company and its shareholders. There can be no assurance that the Company will pursue a listing application, satisfy listing requirements, or obtain approval for listing on any national securities exchange.

FINANCIAL STATEMENTS

May 17, 2026

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of:

Obsidian Prime Inc.

3130 Balfour Road, Suite D

Brentwood, CA 94513

OPINION ON THE FINANCIAL STATEMENTS

We have audited the accompanying balance sheets of Obsidian Prime Inc (the "Company") as of December 31, 2025, and 2024, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from January 18, 2024 (inception) through December 31, 2025, and the related notes to the financial statements (collectively referred to as the "financial statements").

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the period from inception through December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

BASIS FOR OPINION

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the AICPA.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Accordingly, we express no such opinion.

An audit includes performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of risks of material misstatement. An audit also includes evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that our audit provides a reasonable basis for our opinion.

GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has not commenced revenue-generating operations and has not generated revenue since inception. The Company will require additional capital to implement its business plan and fund future operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

/s/ Amjad Abu Khamis

May 17, 2026

Certified Public Accountant, NH 08224

CF Audits LLC

159 Main St. STE 100

Nashua NH 03060

cpa@cfaudits.com.

Balance Sheets as of December 31, 2025, and 2024

Description	December 31,2025	December 31, 2024
Assets
Cash and cash equivalents	$10,000	$ 0
Total Assets	$10,000	$ 0
Liabilities
Total Liabilities	$ 0	$ 0
Stockholders' Equity
Common Stock, no par value, 500,000,000 shares authorized; 10,000,000 shares issued and outstanding	$ 10,000	$ 0
Additional paid-in capital	$ 0	$ 0
Accumulated deficit	$0	$ 0
Total Stockholders' Equity	$10,000	$ 0
Total Liabilities and Stockholders' Equity	$10,000	$ 0

Income Statement for the years ended December 31, 2025, and 2024 and from inception through December 31, 2025

	2025	2024	Inception to Dec 31, 2025
Revenue	$ 0	$ 0	$ 0
Operating expenses	$ 0	$ 0	$ 0
Net Loss	2025 $0	2024 $0	Inception to Dec 31, 2025 $0

Statement of Changes in Stockholders' Equity from inception through December 31, 2025

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total Equity
Inception (January 18, 2024)	$ 0	$ 0	$ 0	$ 0
Founder capital contribution	$10,000	$ 0	-	$10,000
Net loss	-	-	$ 0	$ 0
Balance at Dec 31, 2025	$10,000	$ 0	$ 0	$10,000

Cash Flow Statement for the period from inception through December 31, 2025

Net cash used in operating activities: $0, Net cash provided by financing activities: $10,000 Net increase in cash: $10,000, Cash at beginning of period: $0,Cash at end of period: $10,000

Notes to the Financial Statements

  The Company was incorporated in the State of California on January 18, 2024, and has not commenced revenue-generating operations. The Company is currently in the development stage and is focused on business planning, platform development, and capital formation activities. During the development stage, the Company issued 10,000,000 shares of Common Stock to its founder, Cynthia Stephens, in exchange for cash contributions

  The financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP).

  The Company has not commenced revenue-generating operations and has not generated revenue since inception. The Company will require additional capital to implement its business plan and fund future operations. These conditions raise substantial doubt about its ability to continue as a going concern.

  The Company has not incurred material operating expenses since inception.

PART III - EXHIBITS

EXHIBIT INDEX

EX1A-2A Articles of Incorporation of Obsidian Prime Inc (filed January 18, 2024, with the California Secretary of State, File No. 6057811)

EX1A-2B Bylaws of Obsidian Prime Inc (adopted by the Board of Directors)

EX1A-3 Specimen Common Stock Certificate

EX1A-12 Opinion of Counsel from Law Office of Renee Estelle Sanders, P.A. (dated June 22, 2026)

EX1A-4 Form of Subscription Agreement

EX1A-11 Consent of Independent Registered Public Accounting Firm from CF Audits LLC (dated May 17, 2026)

All exhibits listed above are filed herewith and incorporated by reference into this Offering Statement.

SIGNATURE

Pursuant to the requirements of Regulation A, the issuer has duly caused this offering statement to be signed on its behalf by the undersigned.

OBSIDIAN PRIME INC

By: /s/ Cynthia Stephens

Cynthia Stephens

Chief Executive Officer

Date: June 22, 2026